Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of MEDICAL ALARM CONCEPTS HOLDING, INC. (the “Company”) on Form 10-Q for the quarter ending December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ronnie Adams, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the quarter ending December 31, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the quarter ending June 30, 2009, fairly presents, in all material respects, the financial condition and results of operations of MEDICAL ALARM CONCEPTS HOLDING, INC.

Date: February 22, 2010

/s/ Ronnie Adams
Ronnie Adams Chief Financial Officer